UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 22, 2014

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana 46285
(Address of principal executive offices)

(317) 276-2000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.    Entry into a Material Definitive Agreement

Stock and Asset Purchase Agreement

On April 22, 2014, Eli Lilly and Company, an Indiana Corporation (“Lilly”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Novartis AG, a company incorporated under the laws of Switzerland (“Novartis”). Pursuant to the Purchase Agreement, following the satisfaction or waiver of certain conditions, Lilly will purchase the animal health business of Novartis (the “Business”), including all of the shares or other equity interests of certain Novartis subsidiaries and all of the assets of other Novartis subsidiaries that are exclusively related to the Business, for a cash purchase price of $5.35 billion, subject to working capital and other adjustments (the “Transaction”).
The Purchase Agreement contains customary representations, warranties and covenants of Lilly and Novartis, including, among other things, covenants by Novartis to conduct the Business in the ordinary course during the period between the execution of the Purchase Agreement and the closing of the Transaction. In addition, the Purchase Agreement contains customary indemnification provisions and termination rights for both Lilly and Novartis.

The parties’ obligations to consummate the Transaction, which is expected to close in early 2015, is subject to the satisfaction or waiver of certain conditions, including, among other things, (i) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required governmental approvals or consents under applicable non-U.S. antitrust or competition laws or regulations and (ii) no material adverse effect on the Business having occurred since the date of the Purchase Agreement. The Transaction does not require the approval of Lilly shareholders and it is not subject to a financing condition.
Under the terms of the Purchase Agreement, at the closing of the Transaction, Novartis and Lilly will enter into certain ancillary agreements, including a Manufacturing and Supply Agreement, a Transition Services Agreement and a Technology License Agreement.
There is no material relationship between Lilly and Novartis other than in respect of the Purchase Agreement.
Item 8.01.    Other Events
On April 22, 2014, Lilly issued a press release in connection with the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release issued by Eli Lilly and Company, dated April 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2014

ELI LILLY AND COMPANY

By:	/s/ James B. Lootens
Name:	James B. Lootens
Title:	Corporate Secretary and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Eli Lilly and Company, dated April 22, 2014.